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                                                                    Exhibit 99.1

[LOGO] Mellon                                                 News Release

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Media                                   Analysts                               Corporate Affairs
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
Ken Herz           Ron Gruendl          Andy Clark         Don Macleod         One Mellon Center
(412) 234-0850     (412) 234-7157       (412) 234-4633     (412) 234-5601      Pittsburgh, PA  15258-0001
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FOR IMMEDIATE RELEASE

  MELLON FINANCIAL TO SELL MID-ATLANTIC RETAIL AND BUSINESS BANKING BUSINESSES
   TO CITIZENS FINANCIAL, WILL RETAIN PRIVATE BANKING PRESENCE

  Citizens to Keep All Branches Open, Offer Jobs to Virtually All Affected
   Mellon Employees


     PITTSBURGH, July 17, 2001--Mellon Financial Corporation today announced that it has reached an agreement to sell its Mid-Atlantic region consumer, small business and certain middle market banking operations to Citizens Financial Group, Inc, the U.S. unit of The Royal Bank of Scotland Group. The acquirer will keep all Mellon branches open and offer employment to virtually all of Mellon's approximately 4,100 consumer banking, small business and middle market employees. Mellon will retain its private banking business through a network of specialized offices dedicated to serving its affluent clients.

     "This transaction is of significant benefit to our customers, employees, local communities and shareholders," said Martin G. McGuinn, Mellon chairman and chief executive officer. "Citizens, a high-quality organization with no current presence in our region, is committed to keeping the branches open, and intends to offer employment to virtually all of the employees who serve these customers.

     "This agreement facilitates Citizens' strategy of serving a wider base of retail banking customers, as well as Mellon's strategy of sharpening its focus and investing even more in its fee businesses," McGuinn said. "Mellon has been managing these retail banking businesses for return, not growth, while Citizens will invest in and expand the attractive, highly profitable franchise they're acquiring. Citizens' strategy should appeal to the customers, employees and communities associated with Mellon's retail banking operations."

     The cash purchase price premium is expected to be approximately $2 billion, a 16% premium on deposits. Mellon expects to record a one-time gain of approximately $900 million in the fourth quarter of this year, when the transaction is expected to close, subject to regulatory approval.

     "This transaction represents a major step in the strategic transformation of Mellon's franchise and accelerates our evolution to a faster-growing, fee-based global financial services business," McGuinn said. "This divestiture gives us the opportunity for a materially higher long-term earnings

                                                                    Exhibit 99.1


per share growth rate and a lower overall risk profile." Following the sale, fee income will comprise 85% of Mellon's revenue base, he noted, and 67% of revenues will come from trust fees, strengthening Mellon's number one position in trust fees among U.S. trust banks.

     The additional capital resulting from the sale will be used to invest in Mellon's fee businesses, including acquisitions that enhance those business lines, and to repurchase Mellon shares.

     Mellon will continue to serve 18,000 Mellon private banking customers in 19 private banking facilities in its traditional banking footprint of Pennsylvania, Delaware and Maryland. Mellon will also retain its specialized banks in Boston, southern California and southeast Florida.

     The operations and infrastructure associated with the regional franchise are included in the sale. Citizens will purchase or assume leases on all facilities included in the transaction, including the consumer branches (which include 72 supermarket locations), 20 business banking centers, five middle market offices, 635 ATMs, call centers and operations centers.

     The Corporation also announced that it has declared its regular quarterly common stock dividend of 24 cents per share. This cash dividend is payable on August 15, 2001, to shareholders of record at the close of business on July 31, 2001. The Corporation will subsequently realign its dividend to be consistent with other growth companies in the financial services industry, enabling it to re-deploy the additional capital to continue to invest in its fee businesses, including acquisitions, and to repurchase shares. It is currently anticipated that the quarterly dividend will be 12 cents per share in the fourth quarter of 2001, resulting in additional annual capital of approximately $225 million for reinvestment.

     Mellon serves as primary bank for 700,000 households in its regional franchise, with a total of two million accounts, and holds leading market positions in Pittsburgh and Philadelphia. The purchase includes $11 billion in consumer deposits and $2.4 billion in commercial deposits. The transaction also includes a $6.1 billion diversified, high quality loan portfolio. Business loans comprise $3.8 billion of the total.

     "Citizens is excited to be entering this new market," said Citizens Chairman and Chief Executive Officer Lawrence K. Fish. "Our new bank will be run regionally, and we will be bringing our proven approach to retail and commercial banking. We are committed to not only investing in, but also expanding this fine franchise, and I am certain employees, customers and the community will find Citizens a great place to work and bank."

     Over the last several years, Mellon has transformed its traditional branch network through a successful strategy of relationship-oriented selling focused on investments, small business and

                                                                    Exhibit 99.1


insurance. The sale also includes Mellon Clair Odell, an insurance agency that sells property and casualty policies to commercial and high net worth individual customers.

     McGuinn stressed that Mellon "has every intention of continuing our longstanding high level of regional community support. Over the years, we have grown from a regional bank into a global financial services company. While our business strategy has evolved, our commitment to our communities remains as much a part of Mellon's culture as ever," he said.

     Mellon Financial Corporation is a global financial services company. Headquartered in Pittsburgh, Mellon is one of the world's leading providers of asset management, trust, custody, benefits consulting and administration, and shareholder services, and offers a comprehensive array of financial services for affluent individuals and corporations. Mellon has more than $2.8 trillion in assets under management, administration or custody, including $546 billion under management. Its asset management companies include The Dreyfus Corporation and Newton Investment Management Limited (U.K.).


     This announcement contains statements relating to future results of the Corporation and other statements that are considered "forward-looking statements". These statements relate to, among other things, the expected gain resulting from the transaction, growth rates in earnings per share, risk profile, fee income including trust fees, use of additional capital and dividends. These forward-looking statements are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond the Corporation's control). These include, but are not limited to, levels of deposits and loans transferred to Citizens; changes in economic conditions; competitive pricing pressures; equity and fixed-income market fluctuations; levels of third-parties' funds under management; as well as other risks and uncertainties detailed in the Corporation's periodic reports filed with the Securities and Exchange Commission. The announcement also contains statements as to Citizens' future business plans, which are based solely upon Citizens' statements to and agreements with the Corporation. The Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after July 17, 2001.

     Steven G. Elliott, senior vice chairman and chief financial officer, will hold a conference call and simultaneous web cast regarding Mellon's divestiture of the Mid-Atlantic region consumer, small business and certain middle market banking operations and second quarter 2001 earnings. This conference call and web cast will take place at approximately 10 a.m. EDT on Tuesday, July 17, 2001. This call and web cast may include forward-looking or other material information. Persons wishing to access the conference call or web cast may do so by dialing 800-711-5301 (U.S.) or 785-832-0326 (international) or by logging on to www.mellon.com. A series of graphics related to the topics Mr. Elliott will discuss in the conference call and web cast will be available at our web site (www.mellon.com) at approximately 8:30 a.m. EDT. Replays of the conference call and web cast will be available beginning July 17, 2001 at noon EDT until July 24, 2001 at 5 p.m. EDT by dialing 800-695-1624 (U.S.) or 402-530-9026
(international). The archived version of the web cast will be available at www.mellon.com
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